SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of
the Commission Only (as
permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FEDERAL TRUST CORPORATION
(Name of Registrant as Specified in its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ____________________________

(2)	Form, Schedule or Registration Statement No.: ________________

(3)	Filing Party: _____________________

(4)	Date Filed: ______________________

FEDERAL TRUST CORPORATION

April 25, 2007

To Our Shareholders:

On behalf of the Board of Directors and management of Federal Trust Corporation, you are invited to attend our 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Springhill Suites, 201 North Towne Road, Sanford, Florida 32771, on Friday, May 25, 2007, at 10:00 a.m.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. At the Annual Meeting, we will report on matters of current interest to our shareholders, including our objectives for 2007. Directors and officers of Federal Trust Corporation, as well as a representative from the accounting firm Hacker, Johnson & Smith, P.A., will be present to respond to any questions you may have.

YOUR VOTE IS IMPORTANT. Even if you plan to attend the Annual Meeting, please sign, date and return the enclosed Proxy Card in the envelope provided immediately. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you find you are unable to attend the Annual Meeting.

On behalf of the Board of Directors and all of our employees, we look forward to seeing and meeting with you at the upcoming Annual Meeting.

Sincerely,

James V. Suskiewich
Chairman of the Board

FEDERAL TRUST CORPORATION

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2007

The 2007 Annual Meeting of Shareholders of Federal Trust Corporation will be held at Springhill Suites, 201 North Towne Road, Sanford, Florida 32771, on May 25, 2007, at 10:00 a.m. At the Annual Meeting, the following items will be presented and voted upon:

1. The election of three Class II directors to our Board of Directors, each to serve for a three year term;

2.  The ratification of the appointment of Hacker, Johnson & Smith, P.A., as our independent registered public accounting firm for 2007; and

3.  The adjournment of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the foregoing proposals.

All shareholders of record as of the close of business on March 29, 2007, are entitled to vote at our Annual Meeting. A copy of our 2006 Annual Report, which is not part of our proxy soliciting material, is also enclosed.

It is very important that your shares be represented and voted at our Annual Meeting. Please complete, sign, date, and return the enclosed Proxy Card in the envelope provided, whether or not you presently intend on attending our Annual Meeting in person.

By Order of the Board of Directors,

James V. Suskiewich
Chairman of the Board

Sanford, Florida
April 25, 2007

FEDERAL TRUST CORPORATION

PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS

Date, Time, and Place

•	Friday, May 25, 2007

•	10:00 a.m.

•	The Springhill Suites
201 North Towne Road
Sanford, Florida 32771

INTRODUCTION

This Proxy Statement contains information relating to the 2007 Annual Meeting of Shareholders of Federal Trust Corporation (“Federal Trust”). Through this mailing, your Board of Directors is soliciting proxies for our upcoming Annual Meeting. Our 2006 Annual Report is also enclosed with this Proxy Statement. These documents provide important information about our business, including audited financial statements, and are first being mailed to shareholders on or about April 25, 2007. Unless the context indicates otherwise, all references in this proxy statement to “we,” “us,” “our,” or the “Company” mean Federal Trust and its two subsidiary companies, Federal Trust Bank and Federal Trust Mortgage Company.

VOTING PROCEDURES

It is important that your shares are represented and voted, whether it is through proxy or your presence in person at the Annual Meeting. Whether or not you plan on voting in person at the Annual Meeting we encourage you to fill out the enclosed Proxy Card or voting instruction form and return it, signed and dated, in the enclosed postage-paid envelope. This will ensure that your shares are voted even if you presently plan on attending in person, but you later become unable to attend the Annual Meeting. Proxies solicited by the Board of Directors will be voted by the proxy holders in accordance with the recommendations of the Board of Directors as provided in this Proxy Statement, unless you give contrary directions on the Proxy Card.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

What is the recommendation of our Board?

The Board recommends that you vote:

•	FOR the election of the three Class II director nominees;

•	FOR the ratification of the appointment of Hacker, Johnson & Smith, P.A., as our independent auditors for 2007; and

•	FOR the adjournment of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve any of the above proposals.

Who is entitled to vote at our meeting and what constitutes a quorum?

Only our common stockholders of record at the close of business on March 29, 2007, the shareholder record date, will be entitled to vote at the Annual Meeting. Record shareholders representing a majority of our outstanding common stock present in person or represented by proxy, constitutes a quorum. The Articles of Incorporation of Federal Trust do not provide for cumulative voting. Shareholders are entitled to one vote for each share owned.

What are the voting rights of our shareholders?

In accordance with Florida law and our Bylaws, our directors will be elected at the Annual Meeting by a plurality of the votes cast. Any other matter on which shareholders vote at the Annual Meeting will be determined by the affirmative vote of a majority of the votes cast. The number of shares of our common stock outstanding as of the record date was 9,388,825, held by approximately 381 shareholders in their own name. Each share of common stock entitles its owner to one vote upon each matter which comes before the Annual Meeting. A shareholder may abstain or withhold a vote with respect to any item submitted for shareholder approval. Any “withheld” votes will be counted as being present for purposes of determining the existence of a quorum, but will be counted as not voting in favor of any proposal brought before the Annual Meeting.

How do I vote?

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card to be used for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing, and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope.

How do I vote if my Federal Trust shares are held in “street name”?

If you own shares in “street name,” i.e., in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you. You may instead receive a voting instruction form with this Proxy Statement that you should use to instruct the bank or brokerage firm as to how your shares are to be voted. You should vote your shares by completing, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

If your shares are held by a brokerage firm, under certain circumstances, the brokerage firm may vote your shares. Such entities have authority to vote their customers’ shares on certain routine matters, including the election of directors. When a firm votes its customers’ shares on routine matters, these shares are also counted for the purpose of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for such a matter. There are no items being presented by Federal Trust at this Annual Meeting that are considered non-routine.

Who can attend our Annual Meeting?

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own common stock through a brokerage account, you may also attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting, so we will be able to determine in advance if a quorum is present. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted by Proxy Card.

Can I change my vote after I return my Proxy Card?

Any shareholder holding common stock of record may revoke a previously granted proxy at any time before it is voted, by delivering to us a written notice of revocation or a duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and voting in person. Any shareholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy from the brokerage firm and voting in person at the Annual Meeting.

How can I be admitted to the meeting?

The proxy card you received allows you to indicate whether you plan to attend our Annual Meeting. When you arrive at the meeting, you will be asked to register at the meeting registration desk. If you hold your shares in an account at a bank or broker, your name will not appear on our shareholder list. In such instance, please bring an account statement or a letter from your broker showing you are a Federal Trust shareholder as of the March 29, 2007, record date, and present this documentation at the meeting registration desk in order to be permitted to attend our Annual Meeting. Everyone who attends our Annual Meeting must abide by the rules of conduct of the meeting.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

Who will pay the costs of soliciting proxies on behalf of our Board of Directors?

The cost of soliciting proxies on behalf of Federal Trust and the Board of Directors for the Annual Meeting will be borne by Federal Trust. Proxies may be solicited by directors, officers, or our other employees, in person or by telephone, e-mail, or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses. Due to the number of our shares that are held in street name, we have agreed to pay Regan & Associates, Inc. $4,700 (includes reasonable out-of-pocket expenses) to assist in the solicitation and tabulation of proxies.

STOCK OWNERSHIP

The following table contains information concerning the persons and entities known to us to be beneficial owners of 5% or more of the outstanding shares of Federal Trust common stock as of the record date.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)

James V. Suskiewich 312 W. First Street, Suite 110 Sanford, FL 32771	815,368(2)	8.68%

Keefe Managers, LLC 374 Park Avenue New York, NY 10152-0139	835,950(3)	8.90%

Estate of Einar Paul Robsham Post Office Box 5183 Cochituate, MA 01778	488,400(4)	5.20%

Benjamin Partners 589 Broadway New York, NY 10012	507,960(5)	5.41%

(1)	Based upon 9,388,825 shares outstanding as of the record date.

(2)
Includes 200,672 shares held as trustee under Federal Trust’s ESOP, which he has sole voting right over the unvested or unallocated shares with the employees voting their vested shares; 170,376 shares held as trustee under Federal Trust’s 401(k) Plan, 120,000 shares owned by his spouse and 1,977 shares held in his spouse’s IRA, and 214,798 shares covered under stock options.

(3)	As disclosed in the Schedule 13D/A filed with the Securities and Exchange Commission on November 22, 2006. Includes shares owed by affiliated interests.

(4)	As disclosed in the Schedule 13D filed with the Securities and Exchange Commission on June 19, 2000.

(5)	As reported in the Schedule 13D filed with the Securities and Exchange Commission on February 15, 2007. Includes other affiliated parties, in addition to Benjamin Partners.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

PROPOSAL I
ELECTION OF DIRECTORS

The Board of Directors is presently composed of seven members. Our Articles of Incorporation provide that directors are divided into three classes, which serve for staggered three-year terms. This year, three Class II directors have been nominated by our Board.

To the best of our knowledge, the director nominees, Robert G. Cox, A. George Igler, and Charles R. Webb, who are being proposed for election by Federal Trust, are not subject to any agreements with any other person. Each nominee has indicated his willingness to stand for election and to serve, if elected. Should a nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate.

Information relating to the business experience, age, and beneficial ownership of our common stock of the director nominees and the continuing directors is described below.

Information Concerning Federal Trust’s Director Nominees

CLASS II DIRECTORS TERMS TO EXPIRE IN 2010

Robert G. Cox, age 66, was appointed as a director of Federal Trust on November 14, 2006. Mr. Cox is a retired bank executive, having served as the President of Summit Bank in New Jersey from 1980 to 1987, and then as the President of Summit Bancorp upon the merger of Summit Bank and UTB Financial Corp. in 1987. Mr. Cox served at Summit Bancorp until his retirement in 2000. In addition, he was recently a director at Ryan Beck & Company and is currently a member of the Board of Trustees of New Jersey SEEDS. Mr. Cox resides in Sarasota, Florida.
2,500 shares of common stock(1) 25,000 options to purchase common stock 7,500 restricted units for common stock .37% of the outstanding common stock(2)

A. George Igler, age 55, was first elected to the Board in October, 2001. Mr. Igler serves as the Vice Chairman of the Board for Federal Trust. Since 1992, he has been a principal shareholder of the law firm of Igler & Dougherty, P.A. (established in 1992), which concentrates its practice in financial institutions, corporate, and securities law. Igler & Dougherty, P.A., has served as Federal Trust’s corporate counsel since 1993. Mr. Igler’s firm represents a number of private and public financial corporations. Mr. Igler resides in Tallahassee, Florida.
24,268 shares of common stock(1) (3) 22,994 options to purchase common stock 0.50% of the outstanding common stock(2)

Charles R. Webb, age 65, was appointed as a director of Federal Trust on January 4, 2007. He is currently the Chairman of Ernst & Webb, LLC, a consulting firm based in Naples, Florida and Cincinnati, Ohio, which specializes in merger integration for financial institutions. Mr. Webb also has over thirty-five years of financial institution experience, including serving as both Chief Executive Officer and Chief Financial Officer of thrift institutions. Mr. Webb resides in Naples, Florida.
0 shares of common stock(1) 25,000 options to purchase common stock .26% of the outstanding common stock(2)

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

Information Concerning Continuing Directors

CLASS I DIRECTORS TERMS EXPIRE IN 2009

Kenneth W. Hill, age 74, has been a director of Federal Trust since 1997 and a director of Federal Trust Bank since 1995. Mr. Hill was a Vice President and Trust Officer of SunBank, N.A., Orlando, Florida, from 1983 through 1995. Mr. Hill resides in Orlando, Florida.
54,000 shares of common stock(1) 38,505 options to purchase common stock 1.00% of the outstanding common stock(2)

Eric J. Reinhold, age 42, has been a director of Federal Trust since 2006. Mr. Reinhold is a Certified Financial Planner, who has served as President of Academy Planning Group since 2002 and was previously Regional Vice President for Academy Financial, both located in Orlando, Florida. Mr. Reinhold resides in Longwood, Florida.
2,800 shares of common stock(1) 3,500 options to purchase common stock .007% of the outstanding common stock(2)
CLASS III DIRECTORS TERMS EXPIRE IN 2008

Samuel C. Certo, PhD., age 60, has been a director of Federal Trust since 1997 and a director of Federal Trust Bank since 1996. He is a Professor of Management and the former Dean at the Crummer Graduate School of Business at Rollins College in Winter Park, Florida. Since 1986, Mr. Certo has served as a business consultant and has published textbooks in the areas of management and strategic management. Mr. Certo resides in Longwood, Florida.
92,985 shares of common stock(1) 4,010 restricted units for common stock 1.03% of the outstanding common stock(2)

James V. Suskiewich, age 59, has been a director of Federal Trust since 1994 and is currently Chairman of the Board. He has served as President and Chief Executive Officer of Federal Trust since July 1996. Since January 1993, he has been Chief Executive Officer and a director of Federal Trust Bank. On December 4, 2006 he was appointed as President of Federal Trust Bank. He had also previously served as President from January 1993 to January 2005. Since May 2005, he has been Chief Executive Officer and Chairman of the Board of Federal Trust Mortgage Company. Mr. Suskiewich resides in Longwood, Florida.
600,570 shares of common stock(1) (3) 214,798 options to purchase common stock 8.68% of the outstanding common stock(2)

Directors and executive officers as a group (15 persons)	952,980 shares of common stock(1) (3) (4) (5) 482,902 options to purchase common stock 14.91% of the outstanding common stock(2) (5) (6)

(1)	Includes shares for which the named person:

•	has sole voting and investment power;

•	has shared voting and investment power with a spouse, or

•	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)	Percentage based on 9,388,825 shares outstanding as of the record date.

(3)	Includes 6,478 shares held as trustee under Igler & Dougherty, P.A. 401(k) Profit Sharing Plan, with respect to which Mr. Igler shares voting and investment power.

(footnotes continue on next page)

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

(4)
Includes 200,672 shares held as trustee under Federal Trust’s ESOP, which he has sole voting right over the  unvested or unallocated shares with employees voting their vested shares; 170,376 shares in Federal Trust’s  401(k) Plan over which he has shared voting and investment powers; and 120,000 shares owned by his spouse  and 1,977 shares held in his spouse’s IRA.

(5)	Includes stock and options owned by:

Name	Position	Years of Service	Number of Shares		Shares Covered by Options	Percentage of Beneficial Ownership

W. Daniel Allen	Bank Director Only	2	100		0	0.00%

Jennifer B. Brodnax	SVP/Branch Administration(7)	19	195,792	(8)	40,800	2.53%

Brenda K. Carey	Bank Director Only	2	867		0	0.01%

A. Stewart Hall, Jr.	Bank Director Only	3	8,160		0	0.09%

Thomas J. Punzak	Treasurer(7)	14	21,753		5,099	0.29%

Gregory E. Smith	EVP & Chief Financial Officer	3	189,452	(9)	40,800	2.44%

Thomas P. Spatola	Federal Trust Mortgage Company President	2	357		30,600	0.33%

Dennis T. Ward	EVP & Chief Operating Officer,(10) Federal Trust Bank	0	0		0	0

(6)	Percentage based on 1,402,756 shares, of which 9,388,825 shares were outstanding as of the record date and 442,902 shares covered under stock options.

(7)	Bank officer only.

(8)
Includes 19,400 shares owned directly, 6,016 shares in Federal Trust’s Stock Bonus Plan, over which Ms. Brodnax has sole voting and investment power; and 170,376 shares in Federal Trust’s 401(k) Plan over which Ms. Brodnax has shared voting and investment powers.

(9)	Includes 170,376 shares in Federal Trust’s 401(k) Plan over which Mr. Smith has shared voting and investment powers.

(10)	Hired on February 20, 2007, as Executive Vice President and Chief Operating Officer of Federal Trust Bank.

The Board of Directors Recommends that Shareholders Vote “FOR” The Election of the Class II Director Nominees.

CORPORATE GOVERNANCE

The Securities and Exchange Commission and the American Stock Exchange (“AMEX”) have regulations and listing requirements that govern the corporate practices of public companies and AMEX listed companies, such as Federal Trust. The following are highlights concerning certain important aspects of our Corporate Governance program:

•	All of our directors qualify as independent under the requirements of the Securities and Exchange Commission and the AMEX, except for James V. Suskiewich, our Chief Executive Officer and President.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

•	The Audit Committee, Nominating and Corporate Governance, and Compensation Committees are entirely composed of independent directors.

•	All standing committees have written charters that are reviewed and reassessed annually. Copies of each of these charters were included with last year’s Proxy Statement.

•
The Compensation Committee has engaged and utilized an outside compensation consultant to provide the Committee with advice and guidance on Federal Trust’s executive compensation and director compensation programs.

•	Our directors are expected to regularly attend director educational programs.

•	Shareholder voting is confidential.

In determining whether a director is independent under applicable independence requirements, our Board of Directors considered any transactions and relationships between each director and any member of his immediate family or affiliates and Federal Trust and its subsidiaries and affiliates. The Board of Directors has determined that a majority of Federal Trust’s directors are “independent.” Throughout the Proxy Statement reference is made to being “independent,” which shall mean as that term is defined by Section 121A of the listing standards of the American Stock Exchange (“AMEX”). In determining director independence, the Board of Directors broadly considers relevant facts and circumstances, including each director’s personal independence and the manner in which each director’s affiliations, both business and personal, might impair his independence. An independent director must be free of any relationship with Federal Trust or its management that may impair the director’s ability to independent decisions.

Particular attention is paid to certain relationships between each director and management of Federal Trust and its subsidiaries, and any credit relationships that may exist between the subsidiaries and a director or a director’s related interest. Generally, credit relationships with directors and their affiliates will not impair independence, provided the terms of the credit relationship are similar to terms extended to other comparable borrowers.

A director who is an executive officer or principal shareholder of a company that makes payments to or receives payments from Federal Trust and its subsidiaries for property or services in an amount which, in any one of the last three fiscal years, is more than the greater of $200,000 or 5% of the consolidated gross revenues of either Federal Trust or such director’s company will not be considered independent. Applying these standards, which are intended to comply with the AMEX corporate governance rules, and all other applicable laws, rules, and regulations, the Board of Directors has determined that all of Federal Trust’s directors presently in office are independent, except for Chief Executive Officer and President James V. Suskiewich.

As additional corporate governance standards are adopted, they will be disclosed on an ongoing basis on either Federal Trust’s website or in its public filing, as appropriate.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

BOARD OF DIRECTORS AND STANDING COMMITTEES

Our Board of Directors conducts its business through meetings held by the full Board, as well as through its standing committees. During 2006, the Board of Directors held eight meetings. All of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective committees on which they served. In addition, our directors are required to attend the Annual Meeting. The directors are encouraged to attend the annual Meetings of Shareholders. At last year’s Annual Meeting, all of the directors were in attendance.

The Board has four standing committees - the Executive Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the Audit Committee.

The Executive Committee has the same authority as the Board of Directors when the Board is not in session. The Executive Committee may exercise all powers of the Board of Directors in the management of the business and affairs of Federal Trust under Florida law. A copy of the Amended and Restated Executive Committee Charter was included with last year’s Proxy Statement as Exhibit A. The Executive Committee did not meet in 2006; however, the Board of Directors did go into executive session on two occasions to discuss management related issues. The Executive Committee consists of Samuel Certo, PhD. (Chairman), Robert G. Cox, A. George Igler, James V. Suskiewich, and Charles R. Webb.

The Nominating and Corporate Governance Committee considers nominees to our Board of Directors and the election of directors of our subsidiaries, as well as ensuring that Federal Trust is in compliance with applicable corporate governance principles. The Committee consists of A. George Igler (Chairman), Samuel C. Certo, PhD., Robert G. Cox, and Charles R. Webb, each of whom is independent under the AMEX listing standards. The Nominating and Corporate Governance Committee has adopted a charter, a copy of which was included with last year’s Proxy Statement as Exhibit B. The Nominating and Corporate Governance Committee met five times in 2006.

The Compensation Committee serves with regard to compensation and personnel policies, program and plans, including management development and succession, and to approve employee compensation and benefit programs. The Compensation Committee consists of Samuel C. Certo, PhD. (Chairman), Robert G. Cox, and Kenneth W. Hill. The Compensation Committee met nine times during 2006. The Compensation Committee has adopted a charter. A copy of the Amended and Restated Compensation Committee Charter was included with last year’s Proxy Statement as Exhibit C. All of the members of the Compensation Committee are considered independent under the AMEX listing standards.

The Audit Committee has adopted a formal charter, pursuant to which the committee: reviews Federal Trust’s auditing, accounting, financial reporting, and internal control functions; recommends our independent auditor; and reviews its services. The Audit Committee is comprised of Kenneth W. Hill (Chairman), Samuel C. Certo, PhD., and Eric J. Reinhold. The Audit Committee met four times during 2006. Chairman Hill is the Audit Committee’s designated financial expert. A copy of the Amended and Restated Audit Committee Charter was included with last year’s Proxy Statement as Exhibit D. Each of the members of the Audit Committee are considered independent under AMEX listing standards.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

AUDIT COMMITTEE REPORT

To Our Shareholders:

The Audit Committee oversees Federal Trust’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. Under its charter, the functions of the Audit Committee are focused on three areas:

•	the adequacy of internal controls and financial reporting process and the reliability of Federal Trust’s financial statements;

•	the performance of the internal auditors, as well as monitoring their independence; and

•	Federal Trust’s compliance with legal and regulatory requirements.

In fulfilling its oversight responsibilities, the Audit Committee obtained from Federal Trust’s independent registered public accounting firm (Hacker, Johnson & Smith, P.A.), a formal written statement describing all relationships between the firm and the Company that might bear on the firm’s independence consistent with Independence Standards Board Standard No. 1, discussed with the firm any relationships that may impact their objectivity and independence, and satisfied itself as to the firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls over financial reporting. The Audit Committee reviewed both with the independent registered public accounting firm and internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by Standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s audit of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Federal Trust as of and for the year ended December 31, 2006, and management’s assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2006. Management has the responsibility for the preparation of the Company’s consolidated financial statements and their assertion on the design and effectiveness of the Company’s internal controls over financial reporting and the independent registered public accounting firm has the responsibility for the audit of those consolidated statements and assertion.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006, and filed with the Securities and Exchange Commission. The foregoing report is respectfully submitted by the Audit Committee members:

Kenneth W. Hill, Audit Committee Chairman, Samuel Certo, PhD., and Eric J. Reinhold.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

The Board of Directors’ Compensation Committee (“Committee”) is composed of independent directors, as determined by AMEX listing standards. The Committee is responsible for overseeing the executive compensation programs for Federal Trust, and its specific duties and responsibilities are detailed in the Committee’s Second Amended and Restated Compensation Committee Charter, which is posted on the Company’s website at www.federaltrust.com. The Committee’s responsibilities, as it pertains to executive and director compensation, include:

•	Recommending to the Board the compensation of executive officers and other senior executives of the Company;

•	Ensuring that Federal Trust develops, implements, and maintains executive reward systems that are competitive, reasonable, and motivating of executive performance and contribution to the Company;

•	Establishing, reviewing, and amending compensation policies and procedures for the Company;

•	Reviewing and approving all employment agreements and any amendments thereto, as well as change in control and severance agreements for executive officers of the Company;

•	Reviewing and recommending the form and amount of all awards provided to eligible executives based on the Compensation Benefits;

•	Reviewing and recommending to the Board the form and amount of compensation paid to the Company’s directors; and

•	Ensuring that Federal Trust has proper management succession.

In 2006, the Compensation Committee met nine times. Meeting minutes and reports were kept and distributed to each member of the Committee, all non-executive officer members of the Board who are not on the Committee, and the Secretary of the Company for records safe keeping.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

Objectives and Philosophy

In November of 2004 the Committee engaged an outside compensation consulting firm to review all of the compensation benefits of the Company’s executive and senior officers and to recommend alternatives or adjustments where deemed necessary. As a result, significant changes were made to the Chief Executive Officer’s employment agreement, and existing employment agreements with executive and senior officers were replaced with limited severance agreements. The compensation philosophy of the Company continues to be redefined with the objective being to: (i) attract and retain high quality executive officers that are critical to the long-term success of the Company; (ii) place an amount of each executive officer’s compensation at risk so that he or she is rewarded for contributing to Federal Trust’s achievement of short-term business and long-term strategic goals; and (iii) normalize executive compensation levels relative to the markets we compete in. At the beginning of each calendar year, the Committee, in consultation with the Chief Executive Officer, determines target base and total direct compensation levels for the Company’s executive officers based on several factors, including:

•	The executive officer’s role and responsibilities;

•	The significant and perhaps unexpected business challenges that the executive has faced or is likely to face;

•	The total compensation of executives who perform similar duties at other companies;

•	The total compensation for the executive officer during the prior fiscal year;

•	How the executive officer has contributed to the Company’s performance during the prior year;

•	The executive officer’s expected contribution and goals for the current year; and

•	The Company’s performance in comparison to peers.

Federal Trust competes for executives in a highly specialized and regulated industry. National, regional, and local financial institutions, along with start up financial institutions, all compete for a limited number of qualified executives located in our “Markets” (defined as Seminole, Orange, Volusia, and Lake Counties). The Committee’s goal is to design a compensation program that will attract and retain executive officers by rewarding them for performance in relationship to achievement of corporate and personal performance goals. “Total direct compensation” is comprised of the base salary, annual incentives, and long-term incentive compensation paid to the executive officers. These benefits are customary for senior executives of financial institutions in our Markets. Base salaries are generally in the median range of what is being paid by our competitors. To date, annual incentives (e.g. cash bonuses) have been based on the Company’s overall performance and the individual executive officer’s performance for that particular year as determined by the Chief Executive Officer. The performance of the Company, however, has been the primary element in determining annual incentives for executive officers. [See Annual Incentives]

The Committee also considers limited benefits and other compensation and amounts payable to executive officers. This other compensation includes retirement benefits and potential benefits, which may be payable in a situation involving a change of control of the Company. The nature of this other compensation is somewhat different, because it involves compensation that may be paid in the future depending upon certain circumstances.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

Long-term compensation is intended both to recognize, over the long-term, services rendered to the Company and to keep our compensation packages for executives comparable to that of our competitors, so that the Company can attract and retain high quality executive officers. The Company provides supplemental executive retirement plan benefits to four of its executive officers. The supplemental executive retirement plan is fully funded. In addition to the defined benefit plans, the Company also maintains a 401(k) Plan. The Committee believes that these plans, in aggregate, are necessary to compete effectively in the markets.

As with other financial institutions, Federal Trust provides various other benefits to its executive officers. Many of these, such as health and disability insurance, are provided to most salaried employees on substantially the same basis. In many respects, those benefits have historically been driven by reference to the Company’s past practices, as well as benefits being provided by our competitors in our Markets. Federal Trust also provides other perquisites (country club memberships and a leased automobile) to executive officers depending upon their positions within the Company.

In the event of a change of control, executive and senior officers of financial institutions typically face a great deal of pressure, including uncertainty concerning their own future. Many of Federal Trust’s competitors have provided their executives with change in control or severance agreements, which typically provide benefits in the event of an executive’s termination of employment within a specified period following a change in control of the financial institution. Such arrangements help assure the full attention and cooperation of the executive and senior officers in the negotiation and transition process. The Committee believes these types of agreements are important to the Company. Presently, Federal Trust has one employment agreement, which is with its Chief Executive Officer. The current Board policy is that the Chief Executive Officer should be the only executive officer who should have a formal employment arrangement with the Company. By not having employment agreements with other executive officers, the Company is able to terminate an executive officer for performance reasons without having a contingent separation payment liability. In lieu of employment agreements, severance agreements have been provided to other key executive and senior officers of the Company [See Severance and Other Employment-Related Agreements]. The Committee believes these agreements are necessary for the Company to be able to attract the quality of executive officer talent which will enable the Company to reach its goals and fulfill its mission statement.

Compensation Committee Process and Practices

The Committee has the sole authority with respect to retaining and terminating consulting firms which assist in the evaluation of the compensation of the Chief Executive Officer and other executive officers. In 2005 and 2006, the Committee retained The Delves Group, based in Chicago, Illinois, as its outside compensation consultant. The Delves Group was not retained by, nor did it perform any services for, management of Federal Trust. For 2007, the Committee has retained Hewitt Associates, based in Chicago, Illinois, as its compensation consultant. As part of the selection process to retain the compensation consultant, the Committee considered representations with respect to its practices and its approach to maintaining independence. Hewitt Associates has not been retained by management to perform any services for management of Federal Trust. Federal Trust has in the past used, and continues to use, the Bank Consulting Group for actuarial and related services in connection with the Company’s supplemental executive retirement plans.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

In 2006, The Delves Group assisted the Committee in conducting an assessment of general market compensation practices and the compensation levels of the Company’s executive and senior officers. The results are referred to in this analysis as the “Markets” or “Market Data.” As it relates to the compensation pay market analysis, the Market refers to the 50 percentile of compensation paid in the Market. The Market Data was used to help establish and monitor total direct compensation levels for the Company’s executive officers in 2006 and 2007. The review was limited to an assessment of conditions in our Markets and the Southeastern United States.

More specifically, the Market Data consisted of a customized compensation peer group, along with market compensation surveys (the “Compensation Peer Group”). The Compensation Peer Group, which is periodically reviewed and updated, consists of companies against which the Committee believes Federal Trust competes for talent. The financial institutions comprising the Compensation Peer Group were primarily headquartered in the southeastern region of the United States, with assets ranging from $500,000 to $1.5 billion, taking into consideration the Company’s projected size over the next twelve-month period. Based upon the study, the Committee determined that base salaries and incentive compensation targets and earned amounts were at, or above, the average, based on the current market standards for financial institutions in similar size and performance.

Typically, consideration of the following year’s total compensation starts at the beginning of the fourth quarter each year. During the fourth quarter meetings, matters such as changes in Market Data, plan philosophy and design, expected performance, and historical performance are discussed. Final determinations of salaries, annual incentive targets, long-term incentive compensation awards, and plan designs are made at the Committee’s meeting in connection with the Board’s regular meeting in January, which is shortly after the public release of the prior year’s financial results. At that meeting, the Committee is also able to review the prior year’s performance and the status of previous awards of long-term incentive compensation, in order to make its recommendation to the Board. The Committee has found that considering these matters in the fourth quarter, allows the Committee to not only factor in the prior year’s financial results and the current year’s operating plan, but also to better assess the prior year’s compensation. Occasionally, grants of long-term incentive compensation or changes in compensation are made at other meetings throughout the year, in cases such as promotions.

All of the stock option grants in 2006 had an exercise price equal to the closing price of Federal Trust’s common stock on the grant date and vest in five equal annual increments beginning on the first anniversary following the grant date of the award. Stock options are not back dated. Salary changes ratified at the January meeting are to be effective January 2.

The Company’s Chief Financial Officer and the Vice President of Human Resources compile information for the Committee’s consideration for purposes of evaluating existing and proposed compensation packages. Federal Trust’s Chief Executive Officer is involved in making compensation recommendations for other executive officers, which are considered by the Committee.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

Total Compensation - Cash and Stock Incentives

Federal Trust’s total compensation consists of five components:

•	Base salary;

•	Cash performance-based annual incentives;

•	Stock options;

•	Deferred Compensation (qualified and nonqualified); and

•	Other Benefits and Limited Perquisites.

Base Salary

When determining base salary, the Committee takes into consideration a number of factors, including Market Data, prior salary, job responsibilities and changes in job responsibilities, achievement of specified Company goals, individual experience, demonstrated leadership, performance potential, actual performance, and retention considerations. These factors are not weighed or ranked in any particular way.

The results of the 2006 Executive Compensation Study by The Delves Group concluded that the Company’s executive officer salaries were at or above market median levels, both relative to the Compensation Peer Group and market compensation surveys weighted at an $800,000,000 asset sized financial institution.

Annual Incentives

Annual cash incentives are awarded to executive officers based upon their individual performance and the Company’s performance. Each individual executive officer has a target bonus opportunity. The target bonus opportunity for the executive officers in 2006 was up to 40% of his or her base salary.

In 2006, the Committee, prior to making its compensation recommendations to the entire Board, considered the Chief Executive Officer’s proposals regarding the appropriate compensation for the other executive officers of the Company. The primary performance measures for Federal Trust’s executive officers were based on the Company’s overall performance and other measurable factors for each executive. The Chief Executive Officer’s annual cash incentive was based on his attainment of certain financial objectives, i.e., quarterly return on assets, quarterly net income growth, and management based objectives. The subsidiary executive officers were primarily measured on the performance of the respective subsidiaries, which took into account, meeting or exceeding budget, staff retention, and training. Outside of the performance of the Chief Executive Officer, the evaluation of the executive officers’ performance has been primarily subjective. In 2007, the Committee will be looking to defined objectives for each executive officer, with respect to cash bonuses.

In 2006, the Company did not reach its expected level of performance. As such, the Committee recommended to the Board and the Board chose to limit the aggregate amount of cash bonuses paid to executive officers to $106,940. This resulted in nominal awards to individual executive officers that were between 1% and 18% of his or her base salary.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

Long-Term Incentive Compensation

Federal Trust also provides long-term incentive compensation to its executive officers through the 1998 Key Employee Stock Compensation Program (the “Program”). The Committee believes stock-based awards help make the financial interests of management consistent with the shareholders’ interest, since the ultimate value of stock-based awards is tied to the value of Federal Trust’s stock.

The Program allows us to grant stock options and stock appreciation rights. These types of awards measure financial performance over a longer period of time than the other methods of compensation. To date, Federal Trust’s long-term incentive compensation for executive officers has been comprised of stock options only.

When granting awards, the Committee took into account the following subjective and objective factors:

•	each executive officer’s level of responsibility;

•	each executive officer’s contributions to Federal Trust’s performance;

•	the Company’s past fiscal financial performance;

•	retention considerations; and

•	the practices of other financial institutions in our Markets.

Prior to making a grant, the Committee also considers Federal Trust’s share price, the volatility of the share price, and potential dilution. The Committee believes that using Federal Trust stock for a significant portion of these awards helps further align the interests of the executive officers and the shareholders by providing the executive officers with an additional equity stake in Federal Trust.

Federal Trust does not have a formal policy regarding ownership of its stock by its executive officers. Executive officers, however, are encouraged to maintain an equity position in Federal Trust.

Stock Options

In 2006, the Committee granted stock options to acquire an aggregate 23,000 shares to one executive and three senior officers of the Company. The grants were based upon each officer’s performance for the year. The individual awards were determined through discussions with the Chief Executive Officer and the outside compensation consultant.

The Committee considered the total recommended grant size as compared to shares remaining in the Program. With respect to the actual size and ranges of stock option awards, the Committee used the Black-Scholes pricing model (a formula widely used to value exchange-traded options by determining the present value of the stock option award). All of the stock option grants in 2006 had an exercise price equal to the closing price of Federal Trust’s common stock on the grant date and vest in five equal annual increments beginning on the first anniversary following the grant date of the award.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

Deferred Compensation Benefits and Bonus Plan

Employee Stock Ownership Plan - All full-time salaried employees are participants in the Employee Stock Ownership Plan (“ESOP”) once they have completed 1,000 hours of employment and have been employed since January 1st, the beginning of the plan year. Executive officers are eligible to participate in the ESOP, but directors are not eligible unless they are also full-time salaried employees. Participants’ interests in the ESOP become vested after they have completed five years of employment with a minimum of 1,000 hours per year. As of December 31, 2006, 29 employees (including 13 former employees) had vested interests in the ESOP.

ESOP contributions are determined annually by Federal Trust’s Board of Directors, taking into consideration prevailing financial conditions, the Company’s fiscal requirements, and other factors deemed relevant by the Board. In general, contributions of up to 15% of total compensation paid to employees during the year can be made to the ESOP. The contribution made on behalf of each participant equals the proportion that each participant’s compensation for the year bears to the total compensation of all participants for the year. In 2006, the Board elected not to make a cash contribution to the ESOP. In 2005, a cash contribution of $325,697 was made to the ESOP. The ESOP currently holds 162,115 shares of Federal Trust common stock (including 38,557 unallocated shares), or 0.41% of the outstanding shares.

Key Employee Stock Bonus Plan - In April 2002, the Board adopted the Key Employee Stock Bonus Plan (“Bonus Plan”). Under the Bonus Plan, a trust has been formed to purchase up to 2% of the outstanding shares of Federal Trust’s common stock on the open market. The Compensation Committee has the right to award such shares of stock to our non-executive officer employees. Any such award may contain conditions which must be met, or a vesting schedule which must be followed, prior to the shares being earned by and distributed pursuant to an employee’s stock award. The termination of employment of any award recipient for reasons other than normal retirement, death, or disability shall constitute revocation of the recipient’s unearned award. If the termination of a recipient’s employment is caused by retirement, death, or disability, all unearned awards shall be deemed fully earned unless it is later discovered that the employee engaged in conduct which warranted revocation of an award. As of December 31, 2006, awards for 6,850 shares had been made under the Bonus Plan and there were 6,016 shares available for future issuance.

Other Benefits and Perquisites

Executive officers of the Company receive other benefits also available to other employees. For example, the Company provides executive officers and other salaried employees with health and disability insurance, vacation pay, and sick pay. Federal Trust currently leases an automobile for the Chief Executive Officer’s use. The Company does not lease or provide car allowances to any other executive officers. Two executive officers are also provided with country club memberships. The executive officers are responsible for reimbursing the Company for any “social expenses” incurred, except to the extent that they are specifically, directly, and exclusively made in connection with business development, such as for travel and boarding at investment banker conferences, trade association meetings, and dinners or social outings with vendors and potential bank customers.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

2006 Direct Compensation for the Company’s Chief Executive Officer

James V. Suskiewich is the Chairman of the respective Boards of Federal Trust, Federal Trust Bank and Federal Trust Mortgage Company. He is also the Chief Executive Officer and President of Federal Trust and Federal Trust Bank, and is the Chief Executive Officer of Federal Trust Mortgage Company. On October 1, 2005, Federal Trust entered into a new employment agreement with Mr. Suskiewich. Pursuant to its terms, Mr. Suskiewich is to receive an initial base salary (which shall be reevaluated on an annual basis), plus reimbursement of reasonable business expenses. He is also entitled to five weeks paid vacation and is provided with the use of an automobile. In addition, Mr. Suskiewich has a target performance bonus opportunity of 40% of his base salary. The target performance bonus is comprised of three components, which are measured on a separate basis. Federal Trust’s Compensation Committee establishes the performance criteria measures at the beginning of each fiscal year. The respective weights for criteria established for 2006 were: (i) quarterly return on assets (37.5%); (ii) quarterly net income growth (37.5%); and (iii) performance based on defined management objectives (discretionary, up to 25%). In 2006, the performance bonus was evaluated and paid following the release of each quarter’s financial statements.

For 2007, the performance criteria have been changed to coincide with the adjustments being made to the Company’s business strategy. The respective weights for the financial and non-financial (management based objectives) for 2007 are: (i) annual return on average assets (37.5%); (ii) annual net income (37.5%); and (iii) management based objectives (25%). Each performance category has three levels of opportunity. The performance bonus for 2007 will be evaluated and paid in the first quarter of 2008. The management objectives portion will only be paid if the threshold level of annual return on average assets and annual net income are both met.

In addition, Mr. Suskiewich is entitled to participate in any bonus and other incentive programs adopted by Federal Trust commensurate with his position.

The original term of Mr. Suskiewich’s employment agreement is three years and expires on December 31, 2008. Each day during the term of the employment agreement, the agreement automatically renews for one additional day. Federal Trust’s Board is required to meet at least once annually to consider the continuation of the automatic renewals. Any party to the employment agreement may cease the automatic renewals, however, by notifying the other party of their intent to not renew.

In the event the employment agreement is terminated by Federal Trust for reasons other than “cause” or by Mr. Suskiewich for “good reason,” (as those terms are defined in the employment agreement) he shall be entitled to a severance payment and to the continuation of benefits for the remaining term of the employment agreement. The severance payment would be equal to his total annual base salary for the remainder of the term of the agreement (but in no event for a period of less than six months), and would be payable in semi-monthly installments until paid in full.

In the event of a change in control of Federal Trust, Mr. Suskiewich will be entitled to severance equal to two and a half times his base annual salary and last fiscal year bonus. Mr. Suskiewich is also entitled to a change-in-control performance bonus, which is calculated as three times the premium multiple paid for Federal Trust over book value times a capped $250,000. Furthermore, the employment agreement includes a “gross up” payment clause. In the event severance payments received by Mr. Suskiewich are subject to federal excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended, Federal Trust shall increase Mr. Suskiewich’s severance payment so that the excise tax payable and any additional income taxes incurred on the gross-up payment will be apportioned 75% to Federal Trust and 25% to Mr. Suskiewich. The prior employment agreement had provided for a 100% gross-up payment by the Company, which in the past was considered a standard provision in many executive officer contracts.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

The employment agreement also has a six month non-compete provision, whereby Mr. Suskiewich may not become employed with another financial institution within Seminole County, Florida, or any other county in which Federal Trust Bank has a branch office.

The employment agreement provides for salary continuation in the event of his termination due to retirement, disability, or a change of control of Federal Trust. Such salary continuation provides for differing levels of annual benefits to be paid for life and would be funded by Bank Owned Life Insurance Policies.

Retirement Benefits

Retirement benefits are intended both to recognize, over the long term, services rendered to Federal Trust and to keep our overall pay packages for executives comparable to those of our competitors in our Markets. Federal Trust maintains fully funded supplemental earnings and retirement plans (“SERPs”) for the Chief Executive Officer and the Chief Financial Officer, along with two other subsidiary executive officers. The SERPs are funded by Bank Owned Life Insurance (“BOLI”). The Chief Executive Officer is currently 90% vested in his SERP benefit. In the event of a change in control of the Company or death of the executive officer, the SERPs of the executive officer would become fully vested. Under the terms of the SERP, at retirement the Chief Executive Officer will be entitled to receive 60% of his ending base salary until age 85. In the event of his death, his wife would be entitled to receive 80% of his benefit until her death.

The other executive and senior officers that have SERPs are Federal Trust Executive Vice President and Chief Financial Officer Gregory E. Smith, ($10,000 per year at age 65, for life), Federal Trust Bank Senior Vice President/Branch Administration Jennifer B. Brodnax ($20,000 per year at age 65, for life), and Federal Trust Mortgage Company President Thomas P. Spatola ($10,000 per year at age 65, for life). The executive officers can opt for early retirement at age 62, provided they have ten years of service. If an officer elects early retirement, the retirement benefit would be reduced by 15%.

In addition, Federal Trust maintains a 401(k) Plan which permits participants to defer additional portions of their salary for retirement. The Company matches a portion of these contributions for executive officers and all other eligible participants. The Committee believes it is appropriate to maintain these additional contributory plans, with the matching feature, to provide an additional incentive for the participants to further provide for their retirement.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

Severance and Other Employment-Related Agreements

In addition to the employment agreement previously discussed under the sub-heading 2006 Direct Compensation to the Company’s Chief Executive Officer, Federal Trust currently has four severance agreements with: Executive Vice President and Chief Financial Officer Gregory E. Smith; Executive Vice President and Chief Operating Officer of the Bank Dennis T. Ward; Senior Vice President/Bank Operations Jennifer B. Brodnax; and Thomas P. Spatola, President/Chief Operating Officer of Federal Trust Mortgage Company. The Company believes these types of agreements are necessary so that it is able to attract and retain key executives. The amount of each termination benefit is 2.0 times the executive officers’ highest salary. The termination amounts were considered to be reasonable based upon the banking experience and knowledge of these four senior executive officers. Except for Mr. Spatola’s severance agreement, which expires on June 12, 2007, the remaining three severance agreements expire on December 31, 2007. The benefits include a lump sum cash payment (base salary only) and continued health benefits for an extended period of time. In addition, the individual stock option agreements for executives who have been awarded stock options provide for full acceleration of all outstanding and unvested equity awards in the event of a change in control of Federal Trust.

Tax Aspects of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the executive officers that is not “performance based” to $1 million annually per executive officer. The annual and long-term incentive plans are designed so that awards granted to the covered individuals meet Section 162(m) requirements for performance-based compensation, and thus, these awards should not be counted toward the $1 million limitation on tax deductions for an executive officer’s compensation in any fiscal year. The annual and long-term incentive plans give Federal Trust flexibility to pay qualifying performance-based compensation, and it is our intention to structure executive compensation so that Section 162(m) does not adversely affect the Company’s tax deduction. However, there may be instances in which we determine that we cannot structure compensation accordingly. In those instances, the Committee may elect to structure elements of compensation (such as certain qualitative factors in annual bonuses) to accomplish business objectives that it believes are in the best interests of the Company and its shareholders, even though doing so may reduce the amount of Federal Trust’s tax deduction for said compensation.

Other provisions of the Internal Revenue Code also can affect the decisions which the Committee makes. Under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), a 20% excise tax is imposed upon executive officers who receive “excess” payments upon a change in control of a public corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over one times annual compensation, determined by a five year average. A company also loses its tax deduction for “excess” payments. The employment agreement with the Company’s Chief Executive Officer has a “gross up” provision so that the Chief Executive Officer will be reimbursed for seventy-five percent (75%) of any of these tax consequences. Although the gross up provision and loss of deductibility would increase the expense to the Company, the Committee believed it important that the effects of this tax code provision not negate the protections which Federal Trust intended to provide in the employment agreement. The Company’s individual severance agreements with the other executive officers do not have gross up provisions.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

Accounting for the long-term incentive compensation (for e.g. stock option expensing) is compliant with FASB 123R, and the Company’s deferred compensation arrangements with its executive officers (for e.g. SERPs) are compliant with new Section 409A of the Code and the proposed Internal Revenue Service Guidance for this Section.

Compensation Tables

The following tables provide detailed information regarding the compensation paid by the Company to its Chief Executive Officer, Chief Financial Officer, and its three other most highly paid executive officers. In addition, information is provided for Federal Trust Bank’s former President. These officers are referred to as the “named executives” in the following discussions.

2006 Summary Compensation Table

The following Summary Compensation table provides information concerning the total compensation paid to the Chief Executive Officer, the Chief Financial Officer and the four most highly compensated executive officers of Federal Trust and its subsidiaries during the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary(1)	Bonus	Option Awards(2)		Stock Awards(3)	All Other Compensation(4)	Total

James V. Suskiewich Chief Executive Officer and President	2006	$375,000	$67,968	0		0	$332,879	$775,847

Gregory E. Smith(5) Executive Vice President and Chief Financial Officer	2006	$155,000	$24,722	0	(5)	0	$22,725	$202,447

Stephen C. Green(6) Former President, Federal Trust Bank	2006	$183,000	$0	0		0	$20,423	$203,423

Thomas D. Spatola President, Federal Trust Mortgage Company	2006	$150,000	$750	0		0	$17,690	$168,440

Daniel C. Roberts Senior Vice President and Chief Credit Officer, Federal Trust Bank	2006	$130,000	$750	0		0	$8,734	$139,484

Jennifer B. Brodnax Senior Vice President - Branch Administration, Federal Trust Bank	2006	$100,000	$12,750	0		0	$21,416	$134,166

(1)	Includes all compensation in the year earned whether received or deferred at the election of the executive.

(2)	Options granted under our 1998 Key Employee Stock Compensation Program, which is described elsewhere in the Executive Compensation section of this Proxy Statement.

(3)	Includes value of the participant’s share allocation in our Employee Stock Ownership Plan, which is described elsewhere in the Executive Compensation section of this Proxy Statement.

(footnotes continue on next page)

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

(4)	Includes the estimated value of:

James V. Suskiewich	2006
Health & life insurance premiums	$10,188
Social/country club dues	5,789
401(k) plan contributions	10,754
Supplemental retirement plan accrual(7)	253,090
Use of company automobile	8,206
Long-term care policy premium	1,852
Director fees	43,000
Total:	$332,879

Gregory E. Smith	2006
Health & life insurance premiums	$14,443
401(k) plan contributions	5,352
Supplemental retirement plan accrual(7)	2,930
Total:	$22,725

Stephen C. Green	2006
Health & life insurance premiums	$12,148
Social/country club dues	4,119
401(k) plan contributions	4,156
Total:	$20,423

Thomas P. Spatola	2006
Health & Life Insurance premiums	$10,188
401(k) plan contributions	2,077
Supplemental retirement plan accrual(7)	5,425
Total:	$17,690

Daniel C. Roberts	2006
Health & life insurance premiums	$4,396
401(k) plan contributions	4,338
Total:	$8,734

Jennifer B. Brodnax	2006
Health & Life Insurance premiums	$14,443
401(k) plan contributions	3,442
Supplemental retirement plan accrual(7)	3,531
Total:	$21,416

(5)
Mr. Smith was granted stock options for 10,000 shares on January 30, 2006. The exercise price is $12.16 per share as adjusted for the 2% stock dividend distributed on June 12, 2006. The market value at December 31, 2006 was $10.10.

(6)	Information on Mr. Green is included since he held his position from January 1, 2006 through November 20, 2006, when his employment was terminated.

(7)	The amount being accrued is substantially offset by the Company’s single premium investment in Bank Owned Life Insurance.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

2006 Grants of Plan-Based Awards

This following table reflects 2006 stock options granted under Federal Trust’s 1998 Key Employee Stock Compensation Program.

Name	Grant Date	Number of Securities Underlying Options		Exercise Price of Option Awards		Closing Price on Grant Date

James V. Suskiewich Chief Executive Officer and President	N/A	0		$0		$0

Gregory E. Smith Executive Vice President and Chief Financial Officer	1/30/2006	10,200	(1)	$12.16	(1)	$12.16	(1)

Stephen C. Green(2) Former President, Federal Trust Bank	N/A	0		0		0

Thomas P. Spatola President, Federal Trust Mortgage Company	N/A	0		0		0

Daniel C. Roberts Senior Vice President and Chief Credit Officer, Federal Trust Bank	N/A	0		0		0

Jennifer B. Brodnax Senior Vice President - Branch Administration, Federal Trust Bank	N/A	0		0		0

(1)	Original grant was for 10,000 shares. Number of shares and stock price adjusted to reflect 2% stock dividend distributed on June 12, 2006.

(2)	Information on Mr. Green is included since he held his position from January 1, 2006 through November 20, 2006, when his employment was terminated.

(Intentionally left blank)

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

2006 Outstanding Equity Awards at Fiscal Year-End

The following table discloses the stock options owned by the named executives at December 31, 2006.

				Option Exercise Price(1)		Option Expiration Date	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable

James S. Suskiewich Chief Executive Officer and President	51,000 17,000 51,000 51,000 10,798	- 34,000 - - -	(2)	$ $ $ $ $	10.00 10.00 9.92 7.47 3.92	11/17/2010 11/17/2014 5/5/2010 10/23/2013 9/30/2012	$	N/A 3,400 N/A N/A N/A

Gregory E. Smith Executive Vice President and Chief Financial Officer	2,040 15,300 15,300	8,160 - -	(3)	$ $ $	12.16 4.99 7.47	1/29/2016 4/24/2013 10/23/2013		$0 N/A N/A	(4)

Stephen C. Green(5) Former President, Federal Trust Bank	11,322 8,160 563 28,560	- - - -		$ $ $ $	11.76 7.47 3.92 3.92	8/1/2010 10/23/2013 9/30/2012 12/8/011		N/A N/A N/A N/A

Thomas P. Spatola President, Federal Trust Mortgage Company	30,600	-			$11.76	8/1/2010		N/A

Daniel C. Roberts(6) Senior Vice President and Chief Credit Officer, Federal Trust Bank	8,966 1,233 15,300	- - -		$ $ $	7.47 3.92 3.92	10/23/2013 9/30/2012 12/8/2011		N/A N/A N/A

Jennifer B. Brodnax Senior Vice President - Branch Administration, Federal Trust Bank	24,117 1,382 15,300	- - -		$ $ $	7.47 3.92 3.92	10/23/2013 9/30/2012 5/21/2008		N/A N/A N/A

(1)	Number of shares and price adjusted for the 2% stock dividend distributed on June 12, 2006.

(2)	Compensatory stock options for 50,000 shares granted on November 8, 2005, vesting over three years.

(3)	Compensatory stock options for 10,000 shares granted on January 30, 2006, vesting over five years.

(4)	The exercise price was higher than the closing price on December 31, 2006.

(5)
Information on Mr. Green is included since he held his position from January 1, 2006 through November 20, 2006, when his employment was terminated. On February 5, 2007, Mr. Green exercised stock options for 37,283 shares, forfeiting options for 11,322 shares.

(6)	Mr. Roberts resigned his position effective February 16, 2007.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

2006 Option Exercises and Stock Vested

As a supplement the preceding table, the following table provides information concerning stock options that vested or were exercised by the named executives during 2006.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized On Vesting

James V. Suskiewich Chief Executive Officer and President	0		N/A	0	0

Gregory E. Smith Executive Vice President and Chief Financial Officer	0		N/A	0	0

Stephen C. Green(1) Former President, Federal Trust Bank	37,282	(2)	$183,577	0	0

Thomas P. Spatola President, Federal Trust Mortgage Company	0		N/A	0	0

Daniel C. Roberts Senior Vice President and Chief Credit Officer, Federal Trust Bank	0		N/A	0	0

Jennifer B. Brodnax Senior Vice President - Branch Administration, Federal Trust Bank	0		N/A	0	0

(1)	Information on Mr. Green is included since he held his position from January 1, 2006 through November 20, 2006, when his employment terminated.

(2)	Exercised stock options for 37,283 shares on February 5, 2007; value amount is based on closing price on date of exercise.

(Intentionally left blank)

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

2006 Potential Payments upon Termination or Change in Control

Finally, the next table discloses potential payments to the named executives in the event their employment is terminated or Federal Trust undergoes a change in control.

Name	Benefit		Before Change in Control Termination w/o Cause	After Change in Control Termination w/o Cause		Voluntary Termination	Death	Disability	Change in Control

James V. Suskiewich Chief Executive Officer and President	EA	(1)	(2)	$2,982,420	(3)(4)	(5)	(6)	(7)	$2,982,420	(3)(4)

Gregory E. Smith Executive Vice President and Chief Financial Officer	SA	(8)	0	$310,000		(5)	(9)	(10)	$310,000	(11)

Stephen C. Green Former President, Federal Trust Bank	SA	(12)	0	$366,000		(5)	(13)	(10)	$366,000	(11)

Thomas P. Spatola President, Federal Trust Mortgage Company	SA	(14)	0	$300,000		(5)	(9)	(10)	$300,000	(11)

Daniel C. Roberts Senior Vice President and Chief Credit Officer, Federal Trust Bank	SA	(8)	0	$260,000		(5)	(9)	(10)	$260,000	(11)

Jennifer B. Brodnax Senior Vice President - Branch Administration, Federal Trust Bank	SA	(8)	0	$200,000		(5)	(15)	(10)	$200,000	(11)

(1)	Employment Agreement executed on October 1, 2005, provides for daily renewals, with annual reviews by the Board. Renewals end on December 31, 2008.

(2)
If Mr. Suskiewich is terminated without cause, he will be entitled to receive a severance payment equal to the amount due for the remainder of the term of his Employment Agreement. Mr. Suskiewich would also be entitled to receive life, health and disability coverage for one year (approximately $10,188) after his employment is terminated. Mr. Suskiewich is also subject to a six-month non-compete within Seminole County, or in any other County in which Federal Trust Bank has a branch location.

(3)
In the event of a change in control of Federal Trust, Mr. Suskiewich is entitled to receive 2.5 times his latest compensation (defined as current base salary, plus the past year’s cash bonus, if any) regardless of whether he is terminated or not, plus a change in control performance bonus, which is calculated as three times the premium multiple paid for Federal trust over book value times $250,000. The number shown is based upon 2.5 times book value calculation.

(4)	Amount does not include 75% gross up provision for federal excise tax, which at this amount would be $573,026.

(5)	Executive is entitled to receive any accrued compensation.

(6)
Mr. Suskiewich’s estate would receive any accrued compensation, and any death benefits provided to all employees. In addition, at the election of his personal representative, his estate would receive the present lump sum value of his SERP benefit at an 8% discount, or 60 quarterly payments of $51,750 paid over 15 years.

(footnotes continue on next page)

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

(7)
Per year, until the earlier of his being employed full-time by another employer, his attaining age 75, or his death. The disability payment is offset by any available disability insurance, Social Security Insurance, bank-owned life insurance, supplemental retirement plan payments or any payments, received from other similar government or employee-sponsored programs.

(8)
Employee Severance Agreement with one-year term expiring on December 31, 2007. Executive is entitled to receive 2.0 times “highest annual base salary” (defined to mean highest base salary, during three year period immediately preceding termination). Executive is also entitled to continued life, health and disability coverage for six months.

(9)
Executive’s estate would receive any compensation that had been accrued and any death benefits that are provided to all employees. In addition, at the election of his personal representative, the present lump sum value of his SERP benefit at an 8% discount, or 60 quarterly payments of $2,300 paid over 15 years.

(10)	Same disability benefits provide to all employees.

(11)	Executive receives the change in control benefit regardless if he or she is offered a position with the acquiring company.

(12)
Information on Mr. Green is included since he held his position from January 1, 2006 through November 20, 2006.  Under the terms of his Employee Severance Agreement, he would be entitled to receive 2.0 times his base salary at the  time of termination if a change in control is consummated within six months of his termination.

(13)	Mr. Green’s SERP benefit was forfeited upon his termination.

(14)
Two-year term expiring on June 12, 2007. Executive is entitled to receive 2.0 times his “highest annual base salary”  (defined to be the highest base salary paid during the three years immediately preceding the termination of his  employment).

(15)
Ms. Brodnax’s estate would receive any compensation that had been accrued, as well as any death benefits provided  to all employees. In addition, at the election of her personal representative, the present lump sum value of her SERP  benefit at an 8% discount, or 60 quarterly payments of $4,600 paid over 15 years.

COMPENSATION COMMITTEE REPORT

The duties and responsibilities of the Compensation Committee (“Committee”) of the Board of Directors are set forth in a written charter (the “Second Amended and Restated Compensation Committee Charter”) adopted by the Board, as set forth on Federal Trust’s corporate website at www.federaltrust.com. The Committee reviews and reassesses this Charter annually and recommends any changes to the Board for approval.

As part of the exercise of its duties, the Committee has reviewed and discussed the above “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based upon that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K and included in this Proxy Statement.

Samuel C. Certo, PhD., Chair
Robert G. Cox
Kenneth W. Hill

DIRECTOR COMPENSATION

In 2006, we paid each Federal Trust director a quarterly retainer of $2,500, plus $2,500 per Board meeting. We did not pay Federal Trust directors any cash compensation for membership on committees. James V. Suskiewich did not receive fees for serving as Chairman. The Chairman of the Audit, Compensation, and Nominating and Corporate Governance Committees received a cash compensation of $5,000, $3,000, and $1,250, respectively, and stock option grants of 1,000 shares, 800 shares, and 600 shares, respectively.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

In 2006, Federal Trust Bank paid its directors $500 per full Board meeting and $250 per committee meeting. In October 2006, Federal Trust’s Board increased the director fees from $500 per meeting to $1,000 per meeting for Federal Trust Bank only directors. Committee Chairs were awarded $2,000 Chair fees. As Chairman of the Bank’s Board, Mr. Suskiewich, received an additional $500 per full Board meeting. In addition, A. Stewart Hall Jr., a director of Federal Trust Bank, who is not also a Federal Trust director, received a quarterly retainer of $2,500 based upon his tenure as a bank director.

The following table summarizes the compensation paid to the non-employee directors of Federal Trust and Federal Trust Bank during 2006. No director fees were paid to directors of Federal Trust Mortgage.

2006 Director Compensation Table

	Federal Trust						Federal Trust Bank
Name	Fees Earned or Paid In Cash		Option Awards(1)		Stock Awards(1)		Fees Earned	Option Awards	All Other Compensation		Total

Samuel C. Certo, PhD.	$30,000	(2)	0		$808	(3)	$7,500	0	$2,390	(4)	$40,698

Robert G. Cox(5)	$2,500		0	(6)	$75,900	(7)	N/A	N/A	$0		$78,400

George W. Foster(8)	$28,750	(2)	0	(9)	$566	(10)	$6,500	0	$2,000	(11)	$37,816

Kenneth W. Hill	$35,000	(2)	0	(12)	0		$9,250	0	$2,000	(11)	$46,250

A. George Igler	$33,000	(2)	0	(13)	0		$0	0	$1,814	(3)	$34,814

Eric J. Reinhold	$20,000		0	(14)	0		$0	0	$0		$20,000

Charles R. Webb	$0		0	(15)	0		$0	0	$0		$0

(1)	Provide for acceleration of vesting in the event of a change in control.

(2)	Includes $2,500 quarterly retainer fee, $15,000 for six regularly scheduled meetings and a Committee Chair fee.

(3)
Mr. Certo was granted restricted stock units for 4,010 shares on August 1, 2005, which vest over three  years.  On June 12, 2007, he received an additional 80 restricted stock units as a result of the stock dividend.

(4)	Includes a premium for long-term care policy.

(5)	Mr. Cox was appointed to the Board on November 21, 2006.

(6)
Stock options for 25,000 shares granted on November 21, 2006, with an exercise price of $10.12 per share,  a five-year vesting schedule and five-year term from date of vesting. The market value on December 31,  2006 was $10.10 per share.

(7)
Restricted stock units for 7,500 shares were granted on November 21, 2006, with a double trigger, i.e., they  vest over a four-year period and are delivered two years following vesting or the date Mr. Cox steps down  from the Board, whichever occurs first.

(8)	Mr. Foster retired from the Boards of Federal Trust, Federal Trust Bank and Federal Trust Mortgage Company on December 31, 2006.

(9)
Stock options for 600 shares granted on March 7, 2006, as part of Chair fee, with an exercise price of  $12.10 per share, a two-year vesting schedule and a five-year term from date of vesting. The market price at December 31, 2006, was $10.10 per share.

(footnotes continue on next page)

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

(10)
Mr. Foster was granted restricted stock units for 2,800 shares on August 1, 2005, which vested over three years. As a result of the stock dividend, Mr. Foster received an additional 56 restricted stock unites valued at $10.10 per share at December 31, 2006. As of the retirement date, Mr. Foster was vested in 952 shares. The remaining 1,904 shares were forfeited.

(11)	Cash amount paid in lieu of long-term care policy benefit.

(12)
Stock options for 1,000 shares granted on March 7, 2006, as part of Chair fee, with an exercise price of $12.10 per share, a two-year vesting schedule and a five-year term from date of vesting. The market price at December 31, 2006, was $10.10 per share.

(13)
Stock options for 800 shares granted on March 7, 2006, as part of Chair fee, with an exercise price of $12.10 per share, a two-year vesting schedule and a five-year term from date of vesting. The market price at December 31, 2006, was $10.10 per share.

(14)	Stock options for 3,500 granted on January 2, 2007, with a five-year vesting schedule and a five-year term from date of vesting.

(15)
Mr. Webb joined the Board on January 2, 2007. Stock options for 25,000 shares of common stock were granted on January 3, 2007, with a five-year vesting schedule and a five-year term from date of vesting.

1998 Directors’ Stock Option Plan

Our 1998 Directors’ Stock Option Plan (“1998 Directors’ Plan”) was approved by our shareholders at the 1998 Annual Meeting, which was subsequently amended at the 2002 Annual Meeting to increase the number of shares reserved for issuance. The 1998 Directors’ Plan authorizes the granting of up to 140,000 shares of common stock through the granting of compensatory stock options. Stock options covering all 140,000 shares have since been issued.

The per share exercise prices of the options that have been granted were equal to the fair market value of a share of common stock as of the date of grant. The stock options granted under the 1998 Directors’ Plan can be exercised any time after six months from the date of grant, up until ten years after the date of grant. Unless terminated, the 1998 Directors’ Plan shall remain in effect until the tenth anniversary of its effective date.

2005 Director Stock Plan

At the 2005 Annual Meeting, our shareholders approved the adoption of the 2005 Director Stock Plan (the “2005 Plan”). Under the 2005 Plan, 90,000 shares of Federal Trust’s common stock have been reserved. Awards made under the 2005 Plan may be in the form of shares of common stock, stock units, or stock options. Each director of Federal Trust and its subsidiaries may be granted an annual stock retainer, in which the director annually elects to receive either shares or stock units. A stock unit is the right to receive a share of common stock on a date elected by the director. Awards made as part of an annual stock retainer will be granted quarterly to coincide with the quarterly payment of the director’s annual cash retainer. The number of shares or stock units granted each quarter will be equal to up to 25% of the director’s annual cash retainer divided by the fair market value per share on the date of the award.

In addition, the 2005 Plan provides that a director may elect to substitute his or her annual cash retainer or a portion thereof, with an award of shares or stock units. The number of shares or stock units granted will equal the amount of the annual cash retainer that the director has elected divided by the fair market value per share on the date of the award. While any stock unit is outstanding, the director holding the stock unit will be entitled to receive a dividend in the form of additional stock units if cash dividends are declared on outstanding shares of common stock. The amount of any such dividend will be equal to the amount of the cash dividend declared times the number of stock units held divided by the fair market value of the common stock on the date the dividend is paid. Each stock unit, including fractional stock units, will be converted to one share of common stock on the date which has been selected by the director.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

The 2005 Plan also provides for discretionary awards, which may be granted by the Board in its sole discretion to recognize any additional services provided to the Board or the company or as a special grant to all directors. These discretionary awards may be in the form of stock options, award of shares, or stock units; provided, however, that any stock options granted may not be exercisable for less than fair market value per share on the date of grant, and must be exercised at least six months from the date of grant and before the earlier of: (i) up to ten years after the date of the award; or (ii) one year from the date the director’s service is terminated by reason of retirement or death.

As of the date of this Proxy Statement, 55,948 stock options and 12,735 restricted stock units had been granted under the 2005 Plan.

SHARES RESERVED FOR ISSUANCE UNDER STOCK PLANS

The following table sets forth information at December 31, 2006, about the number of shares reserved for issuance under the Company’s 1998 Key Employee Stock Compensation Program, the 1998 Directors Stock Option Plan, and the 2005 Directors Stock Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options or Restricted Units	Weighted Average Exercise Price of Outstanding Options or Restricted Units	Number of Securities Remaining Available for Future Issuance
1998 Key Employee Stock Compensation Program approved by the Shareholders	432,388	$8.33	243,900

1998 Directors Stock Option Plan approved by the Shareholders	68,198	$5.38	0

2005 Directors Stock Plan approved by the Shareholders	27,448	$10.28	49,721
Total	528,034	$8.05	293,621

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our loan policies provide for limited types of loans to be made to directors, officers, and employees. Loans made by Federal Trust Bank are also subject to the provisions of Section 22(h) of the Federal Reserve Act, which require that any credit extended by Federal Trust Bank to our directors, executive officers, and principal shareholders, or any of their affiliates must:

1.	be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Federal Trust Bank with non-affiliated parties; and

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

2.	not involve more than the normal risk of repayment or present other unfavorable features.

There are no family relationships, as defined in the Securities and Exchange Commission rules or the AMEX rules, between any of our executive officers or directors. When a transaction, however, involves an officer, director, principal shareholder, or affiliate of Federal Trust, Federal Trust Bank or Federal Trust Mortgage Company, it is our policy that the transaction must be on terms no less favorable to us than could be obtained from an unaffiliated party. All such transactions must be approved in advance by a majority of Federal Trust’s or Federal Trust Bank’s independent and disinterested directors. As of December 31, 2006, there were no such loans outstanding. The Board has determined that Mr. Igler is independent, notwithstanding his firm serving as Corporate Counsel.

In the ordinary course of business, the Company may use the services of companies, partnerships, or firms of which the Company’s directors are officers, directors, or owners. Federal Trust has retained in the past and intends to retain in the future, the law firm of Igler & Dougherty, P.A., Tallahassee, Florida, as its Corporate Counsel, of which Director A. George Igler is a member. Legal fees paid to the firm for its services, exclusive of direct costs, were $193,535 in 2006 and $70,435 in 2005. Mr. Igler did not individually receive from the Company or his firm $60,000 or more in either year for services rendered to the Company. The increase in legal fees paid resulted from additional services primarily provided in connection with the proxy contest and related litigation. The terms of the services provided by this law firm were at least as favorable to the Federal Trust and its subsidiaries as could have been negotiated with unrelated third parties for similar arrangements and transactions.

RELATIONSHIP WITH INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Auditor Fees and Services

The following table sets for the aggregate fees billed for professional services rendered to Federal Trust for years indicated.

	December 31,
	2006	2005
Audit Fees	$125,000	$107,000
Audit Related Charges	0	0
Tax Fees	10,000	8,250
All Other Fees	7,000	0
Total	$142,000	$115,250

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

Audit Fees were for professional services by Hacker, Johnson & Smith, P.A. in connec-tion with the audit of the consolidated financial statements and internal controls of Federal Trust reviews of the financial statements included in our quarterly filings with the Securities and Exchange Commission, and statutory and subsidiary audits.

Audit Related Charges include costs for travel, lodging and courier-related charges. Federal Trust was not billed for these charges.

Tax Fees were for tax compliance and consulting, including the preparation of Federal Trust’s corporate tax returns.

All Other Fees were for the 2006 private equity offering.

In all instances, Hacker, Johnson & Smith, P.A.’s performance of the above services was pre-approved by our Audit Committee.

Compatibility of Fees

The Audit Committee has considered the provision of non-audit services by Hacker, Johnson & Smith, P.A. for such services and believes that the provision of such services and their fees are compatible with maintaining Hacker, Johnson & Smith, P.A.’s independence.

PROPOSAL II
RATIFICATION OF THE APPOINTMENT OF AUDITORS
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Audit Committee of the firm of Hacker, Johnson & Smith, P.A. to serve as its independent registered public accounting firm for Federal Trust and its subsidiaries for the year ending December 31, 2007. The firm has served as the registered public accounting firm for Federal Trust since 2001. A representative of Hacker, Johnson & Smith, P.A. will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders. Action by the shareholders is not required by our Bylaws or otherwise in the appointment of an independent registered public accounting firm, but their appointment is being submitted by the Audit Committee of the Board of Directs in order to give the shareholders a voice in this important corporate decision. If the proposal approving Hacker, Johnson & Smith, P.A. as Federal Trust’s independent registered public accounting firm is rejected by the shareholders, the Audit Committee will then reconsider its choice of independent auditors. Even if the Proposal is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Federal Trust and its shareholders.

The Board of Directors Recommends that Shareholders Vote “FOR”
the Ratification of the Selection of Hacker, Johnson & Smith, P.A.,
as our Independent Auditors for the Fiscal Year Ending December 31, 2007.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

PROPOSAL III
ADJOURNMENT OF ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes at the Annual Meeting to approve Proposals I and/or II. In order to permit proxies that have been timely received to be voted for any adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “FOR” the Approval of the Adjournment of the Annual Meeting.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2008 Annual Meeting, a shareholder’s proposal to take action at such meeting must be received at our main office at 312 West First Street, Suite 110, Sanford, Florida 32771, on or before December 25, 2007. Proposals must comply with the Securities and Exchange Commission’s proxy rules as provided in 17 C.F.R. Section 240.14a-8 in order to be included in our proxy materials.

BYLAW PROVISIONS REGARDING ANNUAL SHAREHOLDERS’ MEETINGS

Federal Trust’s Bylaws contain two provisions relating to the business which may be properly brought before the Annual Meeting of Shareholders. The first provision requires that certain procedures be followed by a shareholder of record who wishes to present business, other than the nomination of candidates for election as directors, at the Annual Meeting. In order to present such business at the Annual Meeting, a shareholder must provide written notice of such business to our Corporate Secretary not less than 60 days prior to the date of the Annual Meeting; provided however, that in the event less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, the notice provided by the shareholder must be received no later than the close of business on the 10th day following the day on which the notice of the Annual Meeting was mailed or such public disclosure was made. The written notice must provide a brief description of the proposed business, the name and address of the shareholder providing the notice, as it appears on our books, the class and number of shares that are beneficially owned by the shareholder, and any material interest that the shareholder has in the proposed business.

The second provision provides the procedure for shareholder nominations of directors. The shareholder must provide written notice to Federal Trust’s Corporate Secretary not more than 60 days prior to the date of the Annual Meeting and no less than the later of: (i) 10 days prior to the date of the meeting; or (ii) in the event that less than 40 days notice or prior disclosure of the date of the meeting, no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made. The written notice must state all information as to each nominee required to be disclosed in solicitations of proxies for election of directors under the regulations of the Securities and Exchange Commission, including the written consent of each such nominee; and the nominating shareholder’s name and address as it appears on our books and the class and number of shares beneficially owned by the shareholder.

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

The Board is not required to nominate a person designated by a shareholder, or to take up such other business as may be contained in a written notice from a shareholder; however, a shareholder’s compliance with these procedures would permit a shareholder to nominate the individual at the Annual Meeting, and any shareholder may vote his or her shares in person or by proxy for any individual that the shareholder desires. The procedures relating to nominating directors and presenting other business at the Annual Meeting may only be used by a shareholder who is a shareholder of record at the time of the giving of the notice. These procedures do not prohibit or apply to shareholder proposals under Securities and Exchange Commission Rule 14a-8 and as described in the section entitled “Shareholder Proposals.”

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and any person who beneficially owns more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and 10% or greater shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. During 2006, our directors and executive officers who own our stock timely filed the required Form 3s, Form 4s, or Form 5s with the Securities and Exchange Commission, with the exceptions of Robert G. Cox, Thomas J. Punzak, and Thomas P. Spatola, who each filed one Form 4 late.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Federal Trust has a process to facilitate written communications by the shareholder or interested parties to the Board of Directors. Persons wishing to communicate with the Board of Directors or a specific director or Committee of the Board should send correspondence to: James V. Suskiewich, Chairman of the Board, Federal Trust Corporation, 312 West First Street, Suite 110, Sanford, Florida 32771. All appropriately designated communications received from shareholders or other interested parties will be forwarded to the applicable director or Committee of the Board of Directors. Anyone who wishes to communicate with a specific Board member or Committee should send instructions asking that the material be forwarded to the director or to the appropriate Committee Chairman.

AVAILABILITY OF OTHER INFORMATION

Accompanying this Proxy Statement is our 2006 Annual Report, which includes our audited financial statements. Additional copies of the Annual Report or our Form 10-K are available to shareholders at no charge. Any shareholder who would like an additional copy may contact:

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

Federal Trust Corporation
312 West First Street, Suite 110
Sanford, Florida 32771
Attention: Marcia Zdanys, Corporate Secretary
(407) 323-1833 - telephone number

We currently file periodic reports (including Form 10-Ks and Form 10-Qs) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 100 F Street, NE, Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. Information filed by Federal Trust is also available for review on this website at www.sec.gov.

FEDERAL TRUST CORPORATION
April 25, 2007

FEDERAL TRUST CORPORATION PROXY STATEMENT
312 West First Street, Suite 110 • Sanford, Florida 32771

FEDERAL TRUST CORPORATION - REVOCABLE PROXY
2007 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is being solicited on behalf of the Board of Directors.

The undersigned hereby appoints James V. Suskiewich and Eric J. Reinhold, and each of them with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of Federal Trust Corporation common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Springhill Suites, 201 North Towne Road, Sanford, Florida 32771, on May 25, 2007, at 10:00 a.m., and at any and all adjournments.

The undersigned may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation or duly executed Proxy bearing a later date to Federal Trust Corporation or by attending the Annual Meeting and voting in person.

INSTRUCTION: Indicate your voting instructions by marking the appropriate boxes.

PROPOSAL 1: The election of three Class II directors.	FOR □	WITHHOLD AUTHORITY □

INSTRUCTION. To withhold your vote for any individual nominee, strike a line through the nominee’s name listed below.

Robert G. Cox  A. George Igler   Charles R. Webb

PROPOSAL 2: The ratification of Hacker, Johnson & Smith, P.A., as the independent auditors for Federal Trust Corporation for the fiscal year ending December 31, 2007.	FOR □	AGAINST □	ABSTAIN □

PROPOSAL 3: The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve any of Proposals 1 or 2.	FOR □	AGAINST □	ABSTAIN □

In their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof unless indicated otherwise by marking this box. ☐

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. ────────────► ☐

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the proposals listed.

	☒________________________________	________________________________
	Signature	Date
[Label]
	☒________________________________	________________________________
	Signature if held jointly	Date

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person. The undersigned acknowledges receipt from Federal Trust Corporation, prior to the execution of this Proxy, of a Notice of the Annual Meeting, a Proxy Statement, and the 2006 Annual Report.